Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR FISCAL 2019 FINANCIAL RESULTS

Comparable Sales Increase 3.6%
Gross Margin Expanded 290 basis points
Provides Fiscal 2020 Guidance

Minneapolis, MN, March 10, 2020 - Christopher & Banks Corporation (OTC: CBKC), a specialty women’s apparel retailer, today reported results for the 13-week fourth quarter and 52-week fiscal year ended February 1, 2020, as compared to the 13-week fourth quarter and 52-week fiscal year ended February 2, 2019.

Fourth Quarter Fiscal 2019 Highlights:

•	Comparable sales increased 3.6%

•	Total revenue increased 4.5% to $88.1 million

•	Net loss improved by $6.2 million to $5.1 million

•	Adjusted EBITDA* improves by $4.1 million to negative $3.0 million

Keri Jones, President and Chief Executive Officer, commented, “Our fourth quarter results reflect substantial improvement over the prior year and is further evidence of the work we have done in enhancing her shopping experience, improving our marketing and promotional effectiveness, expanding omni-channel capabilities and reducing our costs. We saw a major change in the year-over-year trajectory for the fall season generating a 4.1% increase in comp sales while delivering gross margin expansion and SG&A expense reductions resulting in a $9.6 million EBITDA improvement to nearly breakeven EBITDA. We are also pleased to see that this positive sales momentum continued through fiscal February. We look forward to building on these accomplishments in the coming year as we have built the foundation to drive consistent long-term profitable growth and establish a differentiated brand positioning in the marketplace.”

Results for the Fourth Quarter Ended February 1, 2020

•	Net sales grew 4.5% to $88.1 million, while operating on average 452 stores. This compares to $84.3 million in net sales for the fourth quarter of Fiscal 2018, while operating on average 460 stores.

•	Comparable sales increased 3.6% following a flat comp sales result in the same period last year.

•	Gross margin rate was 30.4%, as compared to 27.5% in last year's fourth quarter. The 290 basis point increase was due primarily to reduced occupancy costs as well as merchandise margin improvement.

•
Selling, general & administrative expenses (“SG&A”) decreased by 1.7% to $29.9 million. The decrease was primarily due to lower expenses for medical benefits. As a percent of net sales, SG&A improved approximately 220 basis points to 34.0% due to lower expenses and leverage on higher sales.

•
Net loss totaled $5.1 million, or ($0.14) per share, compared to a net loss for the prior year's fourth quarter of $11.3 million, or ($0.30) per share. Excluding impairment charges related to long-lived assets and executive severance, adjusted loss per share**, a non-GAAP measure, was ($0.25) for the fourth quarter of Fiscal 2018.

•	Adjusted EBITDA*, a non-GAAP measure, improved $4.1 million to ($3.0) million, compared to ($7.0) million for the same period last year.

Results for the Fifty-Two Weeks Ended February 1, 2020

•	Net sales totaled $348.9 million, flat compared to last year, while operating on average 1.4% fewer stores.

•	Comparable sales increased 0.2% for the 52-week period as compared to the comparable period last year.

•
Net loss for Fiscal 2019 totaled $16.7 million, or ($0.44) per share. Net loss for Fiscal 2018 totaled $32.8 million, or $(0.88) per share. Excluding impairment charges related to long-lived assets and executive severance, adjusted loss per share**, a non-GAAP measure, was ($0.40) for Fiscal 2019, compared to an adjusted loss per share of ($0.71) for Fiscal 2018.

•	Adjusted EBITDA*, a non-GAAP measure, improved by $9.8 million to $(6.1) million, compared to $(15.9) million for Fiscal 2018.

Balance Sheet Highlights and Capital Expenditures
Cash and cash-equivalents totaled $3.2 million, with no outstanding borrowings and net availability under the Company’s Credit Facility of approximately $16.7 million on February 1, 2020.

Total inventory was $41.7 million at the end of the fourth quarter of 2019, up 1.6% compared to $41.0 million at the end of the same period last year, largely due to in-transit inventory. The Company ended the fourth quarter with fresh inventory levels.

Capital expenditures for the fourth quarter of 2019 were $0.4 million compared to $1.5 million in last year’s fourth quarter. This primarily reflects investments in technology associated with omni-channel initiatives and expenditures to support new stores.

Fiscal 2020 Outlook
For the full year of Fiscal 2020, the Company expects:

•	Comparable sales to increase in the low-single digits;

•	Gross margin expansion of 200 to 350 basis points;

•	Adjusted EBITDA*, a non-GAAP measure, to be between breakeven and a positive $5.0 million; and

•	To end the fiscal year with positive cash and no outstanding borrowings under its asset-based Credit Facility.

In regards to the COVID-19 Coronavirus, the situation remains very fluid and the Company is monitoring it closely to assess the potential implications to the business. Accordingly, the guidance above does not reflect the potential impact of the COVID-19 outbreak
______________________
*Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Stock compensation; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

**Adjusted loss per share is a non-GAAP financial measure. The Company defines Adjusted loss per share as GAAP loss per share adjusted for certain discretionary items as outlined in the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

Conference Call Information
The Company will discuss its fourth quarter and full year Fiscal 2019 results in a conference call scheduled for today, March 10, 2020, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 or (201) 493-6725 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com for thirty days. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until March 17, 2020. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13699643.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, Adjusted EBITDA and adjusted loss per share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to its most directly comparable GAAP measure as provided in the tables below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of March 10, 2020, the Company operates 447 stores in 44 states consisting of 311 MPW stores, 77 Outlet stores, 31 Christopher & Banks stores, and 28 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	February 1,	February 2,	February 1,	February 2,
	2020	2019	2020	2019
Net sales	$88,126	$84,293	$348,850	$348,900
Merchandise, buying and occupancy costs	61,313	61,071	240,023	246,269
Gross profit	26,813	23,222	108,827	102,631
Other operating expenses:
Selling, general and administrative	29,930	30,460	116,143	120,371
Depreciation and amortization	1,987	2,362	8,565	10,158
Impairment of long-lived assets	—	1,385	311	4,384
Total other operating expenses	31,917	34,207	125,019	134,913
Operating loss	(5,104)	(10,985)	(16,192)	(32,282)
Interest expense, net	(70)	(47)	(475)	(183)
Loss before income taxes	(5,174)	(11,032)	(16,667)	(32,465)
Income tax provision	(86)	245	27	374
Net loss	$(5,088)	$(11,277)	$(16,694)	$(32,839)

Basic loss per share:
Net loss	$(0.14)	$(0.30)	$(0.44)	$(0.88)
Basic shares outstanding	37,538	37,565	37,891	37,492

Diluted loss per share:
Net loss	$(0.14)	$(0.30)	$(0.44)	$(0.88)
Diluted shares outstanding	37,538	37,565	37,891	37,492

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	February 1,	February 2,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$3,198	$10,239
Accounts receivable	2,975	2,767
Merchandise inventories	41,698	41,039
Prepaid expenses and other current assets	4,072	3,372
Income taxes receivable	291	268
Total current assets	52,234	57,685
Non-current assets:
Property, equipment and improvements, net	24,952	31,643
Operating lease assets	110,509	—
Deferred income taxes	613	499
Other assets	1,098	1,276
Total non-current assets	137,172	33,418
Total assets	$189,406	$91,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,715	$17,834
Short-term borrowings	—	—
Current portion of long-term lease liabilities	26,185	—
Accrued salaries, wages and related expenses	4,723	4,954
Accrued liabilities and other current liabilities	24,053	25,894
Total current liabilities	78,676	48,682

Non-current liabilities:
Deferred lease incentives	—	6,267
Long-term lease liabilities	99,793	6,661
Other non-current liabilities	1,829	8,970
Total non-current liabilities	101,622	21,898

Stockholders' equity:
Common stock	452	481
Additional paid-in capital	129,413	128,714
(Accumulated deficit) retained earnings	(7,882)	4,137
Common stock held in treasury	(112,875)	(112,809)
Total stockholders' equity	9,108	20,523
Total liabilities and stockholders' equity	$189,406	$91,103

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Fifty-Two Weeks Ended
	February 1,	February 2,
	2020	2019
Cash flows from operating activities:
Net loss	$(16,694)	$(32,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,565	10,158
Impairment of long-lived assets	311	4,384
Deferred income taxes, net	(72)	98
Amortization of financing costs	61	61
Lease costs	25,449	—
Deferred lease-related liabilities	—	(950)
Stock-based compensation expense	715	1,101
Loss on disposal of assets	—	3
Changes in operating assets and liabilities:
Accounts receivable	(208)	(141)
Merchandise inventories	(659)	323
Prepaid expenses and other assets	(1,143)	(605)
Income taxes receivable	(23)	(96)
Accounts payable	5,920	(2,857)
Accrued liabilities	1,141	251
Lease liabilities	(27,882)	—
Other liabilities	(405)	(399)
Net cash used in operating activities	(4,924)	(21,508)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(2,006)	(4,294)
Proceeds from sale of assets	—	13,329
Net cash (used in) provided by investing activities	(2,006)	9,035

Cash flows from financing activities:
Shares redeemed for payroll taxes	(13)	(32)
Proceeds from short-term borrowings	15,400	9,100
Payments of short-term borrowings	(15,400)	(9,100)
Payments of deferred financing costs	—	(234)
Acquisition of common stock held in treasury, at cost	(98)	(99)
Net cash provided by (used in) financing activities	(111)	(365)

Net decrease in cash and cash equivalents	(7,041)	(12,838)
Cash and cash equivalents at beginning of period	10,239	23,077
Cash and cash equivalents at end of period	$3,198	$10,239

Supplemental cash flow information:
Interest paid	$475	$190
Income taxes paid	$87	$147
Accrued purchases of equipment and improvements	$98	$156

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

The following table reconciles from Net loss in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the thirteen and fifty-two weeks ended February 1, 2020 and February 2, 2019:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	February 1,	February 2,	November 2,	November 3,
	2020	2019	2019	2018
Net loss on a GAAP basis	$(5,088)	$(11,277)	$(16,694)	$(32,839)
Income tax provision	(86)	245	27	374
Interest expense, net	(70)	(47)	(475)	(183)
Depreciation & amortization	1,987	2,362	8,565	10,158
Impairment of long-lived assets	—	1,385	311	4,384
Lease termination fees and other related costs, net	—	—	144	161
Executive severance	—	—	396	625
Stock based compensation	$145	$213	$715	$1,101
Adjusted EBITDA	$(2,972)	$(7,025)	$(6,061)	$(15,853)

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF LOSS PER SHARE (UNAUDITED)
(in thousands, except per share amounts)

The following table reconciles Net loss per share in accordance with GAAP to Adjusted net loss per share, on a non-GAAP basis, for the thirteen and fifty-two weeks ended February 1, 2020 and February 2, 2019:

	Thirteen Weeks Ended
	February 1,			February 2,
	2020			2019
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.14)			$(0.30)
Adjustments
Impairment of long-lived assets	—	—	0.00	1,385	1,354	0.04
Lease termination fees and other related costs, net	—	—	0.00	—	—	0.00
Executive severance	—	—	0.00	—	—	0.00
Stock based compensation	145	143	0.00	213	208	0.01
Adjusted loss per share			$(0.14)			$(0.25)

	Fifty-Two Weeks Ended
	February 1,			February 2,
	2020			2019
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.44)			$(0.88)
Adjustments
Impairment of long-lived assets	311	308	0.01	4,384	4,334	0.12
Lease termination fees and other related costs, net	144	144	0.00	161	159	0.00
Executive severance	396	395	0.01	625	618	0.02
Stock based compensation	715	714	0.02	1,101	1,088	0.03
Adjusted loss per share			$(0.40)			$(0.71)